FIRST SOUTH AFRICA CORP., LTD.

                            OFFER TO EXCHANGE SHARES
                               OF ITS COMMON STOCK
                             FOR ANY AND ALL OF ITS
                         COMMON STOCK PURCHASE WARRANTS

To Securities Dealers, Commercial Banks,
  Trust Companies and Other Nominees:


        First South Africa Corp., Ltd (the "Company") is offering, upon the terms and subject to the conditions set forth in the enclosed Offering Circular, dated October 10, 1997 (the "Offering Circular"), and Letters of Transmittal (which together constitute the "Exchange Offer") to exchange (i) two shares of its Common Stock, par value $.01 (the "Common Stock"), for three of its Redeemable Class A Warrants (the "Class A Warrants"), and three Redeemable Class B Warrants (the "Class B Warrants"; and, together with the Class A Warrants, the "Warrants"); (ii) two shares of its Common Stock for five of its Class A Warrants; and/or (iii) two shares of its Common Stock for ten of its Class B Warrants. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock for $6.50 and one Class B Warrant. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock for $8.75. On October 7, 1997, there were 2,735,940 and 2,513,959 Class A Warrants and Class B
Warrants outstanding, respectively. Consummation of the Exchange Offer is subject only to a number of customary conditions described in the Offering Circular, any or all of which may be waived by the Company.


        Subject to the terms and conditions of the Exchange Offer, the Company will accept all Warrants that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below), and will issue shares of Common Stock and, if necessary, a replacement Warrant Certificate(s) pursuant to the Exchange Offer promptly after the Expiration Date. The Company will not accept for exchange any Warrants not exchangeable for a whole share of Common Stock.

        We are asking you to contact clients for whom you hold Warrants registered in your name or in the name of your nominee or who holds Warrants registered in their own names.

        The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Warrants pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Warrants to it or its order, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

        Enclosed is a copy of the following documents:

        1.      The Offering Circular.

        2. The Letter of Transmittal for your use and for the information of your clients.

        3. A form letter that may be sent to your clients for whose account you hold Warrants registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        4. The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        5. A return envelope addressed to American Stock Transfer & Trust Company, the Exchange Agent.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 14, 1997, unless the Exchange Offer is extended by the Company (the "Expiration Date"). Tenders of Warrants may be withdrawn at any time prior to 5:00 p.m, New York City time, on the Expiration Date, or unless previously accepted for exchange, after October 10, 1997.


        To participate in the Exchange Offer, certificates for Warrants and a duly executed and properly completed Letter of Transmittal (or facsimile thereof), together with all other required documents, must be delivered to the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular prior to 5:00 p.m., New York City time, on the Expiration Date.

        If holders of Warrants wish to tender, but it is impracticable for them to forward their Warrants or any other required document prior to 5:00 p.m., New York City time, on the Expiration Date, a tender may be effected by following the guaranteed delivery procedure described in the Offering Circular under the caption "The Exchange Offer -- Guaranteed Delivery Procedure."

        All questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Offering Circular and the Letters of Transmittal, may be directed to American Stock Transfer & Trust Company, the Information Agent for the Exchange Offer at its address or telephone number set forth on the back cover page of the Offering Circular.



                                                       Very truly yours,

                                                  FIRST SOUTH AFRICA CORP., LTD.


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTERS OF TRANSMITTAL.



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